                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                 (DAVID BYERLEY)

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of January 1, 2000 by and between David Byerley ("Employee") and F.Y.I. Incorporated, a Delaware corporation (the "Company"). This Agreement hereby supersedes any other employment agreements or understandings, written or oral, between the Company and Employee.

                                 R E C I T A L S

         The following statements are true and correct:

         As of the date of this Agreement, the Company is engaged primarily in the document management services business (the "Business").

         Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

         Therefore, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                               A G R E E M E N T S

         1. EMPLOYMENT AND DUTIES.

         (a) The Company hereby employs Employee as a Senior Vice President-Corporate Development. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Senior Vice President-Corporate Development. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(b), agrees to devote his working time, attention and efforts to promote and further the business of the Company.

         (b) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage except to the extent that such activity does not interfere with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made.

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         2. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

         (a) BASE SALARY; ANNUAL BONUS. The base salary payable to Employee shall be $165,000 per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than monthly (pro-rated for any year in which Employee is employed for less than the full year) beginning January 1, 2000. On at least an annual basis the Board of Directors (the "Board") will review Employee's performance and make increases to such base salary if, in its discretionary, any such increase is warranted. For 2000 and subsequent years, a written Bonus Plan attached hereto on EXHIBIT A sets forth the criteria under which Employee will be eligible to receive year-end bonus awards. The incremental payments and the Company's targeted performance shall be determined by the Board or the compensation committee thereof.

         (b) OTHER COMPENSATION. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                  (i) Payment of all premiums for coverage for Employee and Employee's dependent family members under health, hospitalization, disability, dental and other insurance plans that the Company may have in effect from time to time.

                  (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement and a $500 per month car allowance (determined on a pre-tax basis). All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                  (iii) Four (4) weeks paid vacation for each year during the period of employment or such greater amount as may be afforded officers and key employees generally under the Company's policies in effect from time to time (pro-rated for any year in which Employee is employed for less than the full year).

                  (iv) Provided that Employee is employed by the Company at November 1, 2000, Employee shall be granted options to acquire 10,000 shares of Common Stock of the Company at the fair market value thereof under the terms of the Company's 1995 Stock Option Plan (the "1995 Plan"). Such options shall be exercisable in twenty percent (20%) increments on each anniversary of the date of grant for so long as Employee is employed by the Company and in accordance with the terms set forth in the related Stock Option Grant Certificate and the 1995 Plan.

                  (v) The Company shall provide Employee with other executive perquisites as may be available to or deemed appropriate for Employee by the

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         Board and participation in all other Company-wide employee benefits as available from time to time.

         3. PLACE OF PERFORMANCE. [INTENTIONALLY OMITTED.]

         4. TERM; TERMINATION; RIGHTS ON TERMINATION. The term of this Agreement shall begin on the date hereof and continue until December 31, 2001 (the "Term"). This Agreement and Employee's employment may be terminated in any one of the following ways:

         (a) DEATH. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate. However, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to death will remain due and payable to the Employee's estate in accordance with the schedule listed on Exhibit A.

         (b) DISABILITY. The Company will make efforts to reasonably accommodate Employee as required by applicable state or federal disability laws. However, the parties irrebutably presume that, given Employee's position, it would be an undue hardship to the Company if Employee is absent for more than three (3) consecutive months. Therefore, if as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for three (3) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such three (3) month period, but which shall not be effective earlier than the last day of such three (3) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for six (6) months. In addition, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to termination for disability will remain due and payable in accordance with the schedule listed on Exhibit A.

         (c) GOOD CAUSE. The Company may terminate the Agreement five (5) days after written notice to Employee for good cause, which shall be: (i) Employee's material breach of this Agreement; (ii) Employee's negligence in the performance or nonperformance (continuing for five (5) days after receipt of the written notice) of any of Employee's material duties and responsibilities hereunder; (iii) Employee's dishonesty, breach of confidentiality, including but not limited to any discussions of the Company's strategy, acquisitions or acquisition candidates, a breach of any non competition agreement, fraud or misconduct with respect to the business or affairs of the Company that adversely affects the operations or reputation of the Company; (iv)

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Employee's conviction of a felony crime; or (v) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

         (d) WITHOUT CAUSE. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective ten (10) days after written notice is provided to Employee. Employee may only be terminated without cause by the Company during the Term hereof if such termination is approved by the Board of Directors of the Company. Should Employee be terminated by the Company without cause, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for six (6) months, whichever is greater. In addition, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to termination without cause will remain due and payable in accordance with the schedule listed on Exhibit A.

         (e)      CHANGE IN CONTROL. See paragraph 20 below.

         (f) TERMINATION BY EMPLOYEE FOR GOOD REASON. Employee may terminate his employment hereunder for "Good Reason." As used herein, "Good Reason" shall mean the continuance of any of the following after fifteen (15) days' prior written notice by Employee to the Company, specifying the basis for such Employee's having Good Reason to terminate this Agreement:

                  (i) Employee's removal from, or failure to be reappointed or reelected to, Employee's position under this Agreement, except as contemplated by paragraphs 4(a), (b), (c) and (e); or

                  (ii) Any other material breach of this Agreement by the Company that is not cured within the fifteen (15) day time period set forth in paragraph 4(f) above, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement.

In the event of any dispute with respect to the termination by the Employee for Good Reason, such dispute shall be resolved pursuant to the provisions of paragraph 16 below. In the event that it is determined that Good Reason did exist, the Company shall pay all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce his rights hereunder. Should Employee terminate his employment for Good Reason, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for six (6) months, whichever amount is greater. In addition, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to termination will remain due and payable in accordance with the schedule listed on Exhibit A.

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         (g)      TERMINATION BY EMPLOYEE WITHOUT CAUSE. If Employee resigns or otherwise terminates his employment without Good Reason pursuant to paragraph 4(f) or if this Agreement is not renewed at the end of the Term, Employee shall receive no severance compensation. However, any bonuses or incentive payments from companies being acquired or acquired through the direct and material efforts of Employee prior to termination by employee without cause will remain due and payable to Employee in accordance with the schedule listed on Exhibit A. Upon termination of this Agreement for any reason provided in clauses (a) through (g) above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements vested or due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 16. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 10 herein and Employee's obligations under paragraphs 5, 6, 7, 8, 9 and 11 herein shall survive such termination in accordance with their terms.

         5. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company (including the Company's subsidiaries) or their representatives, vendors or customers, acquisition candidate lists and all related documentation which pertain to the business of the Company (including the Company's subsidiaries) shall be and remain the property of the Company, as the case may be, and be subject at all times to their discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company (including the Company's subsidiaries) that is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

         6. INVENTIONS. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment or within one (1) year thereafter, and which are directly related to the business or activities of the Company (including the Company's subsidiaries) and that Employee conceives as a result of his employment by the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain letters patent of the United States or any foreign country or to otherwise protect the Company's interest therein.

         7. TRADE SECRETS. Employee agrees that he will not, during or after the term of this Agreement with the Company, disclose the specific terms of the Company's (including the Company's subsidiaries) relationships or agreements with their respective significant vendors or customers or any other significant and material trade secret of the Company (including the Company's subsidiaries), whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

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         8. DISCLOSURE OF INFORMATION. Employee agrees that for a period of three (3) years after the date hereof or during the Term of this Agreement and for a period of three (3) years thereafter, whichever is longer, without the prior written consent of the Company, Employee shall not, directly or indirectly, through any form of ownership, in any individual or representative or affiliated capacity whatsoever, except as may be required by law, reveal, divulge, disclose or communicate to any person, firm, association, corporation or other entity in any manner whatsoever information of any kind, nature or description concerning: (i) the names of any prior or present suppliers, customers or acquisition candidates with respect to the Business, (ii) the prices for products or services with respect to the Business, (iii) the names of personnel with respect to the Business, (iv) the manner of operation with respect to the Business, (v) the plans, trade secrets, or other data of any kind, nature or description, whether tangible or intangible, with respect to the Business, or (vi) any other financial, statistical or other information regarding the business acquired by the Company that the Company designates or treats as confidential or proprietary. The agreements set forth herein shall not apply to any information that at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by Employee in violation of this Agreement). Without regard to whether any or all of the foregoing matters would be deemed confidential, material or important, the parties hereto stipulate that as between them, the same are important, material and confidential and gravely affect the effective and successful conduct of the Business and its goodwill.

         9. NONCOMPETITION. (a) Employee agrees that during the Term of this Agreement and, upon termination of Employee's employment by the Company for a period of (i) two (2) years thereafter in the case of termination pursuant to sections 4(b), 4(c) and 4(f) of this Agreement and (ii) one (1) year in the case of termination pursuant to sections 4(d) and 4(e) of this Agreement or if this Agreement is not renewed, he shall not:

                  (i) Call upon, solicit, divert, take away or attempt to call upon, solicit, divert or take away any existing customers, suppliers, businesses, or accounts or acquisition candidates who have been contacted by the Company or who are on acquisition target lists of the Company of the Business in connection with any business substantially similar to the Business in the territory defined as 100 miles in and around the Company's and its affiliates' operations (the "Territory");

                  (ii) Hire, attempt to hire, contact or solicit with respect to hiring for himself or on behalf of any other person any present employee of the Company in the Business;

                  (iii) Lend credit, money or reputation for the purpose of establishing or operating a business substantially similar to the Business in the Territory;

                  (iv) Do any act that Employee knew or reasonably should have known might directly injure the Company in any material respect or that might divert customers, suppliers or employees or acquisition candidates who have been contacted by the Company or who are on acquisition target lists of the Company from the Business; and

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                  (v)      Without limiting the generality of the foregoing
         provisions, conduct a business substantially similar to the Business under the name "F.Y.I. Incorporated" or any other trade names, trademarks or service marks heretofore used by the Company or its affiliates.

         The covenants in subsections (i) through (v) are intended to restrict Employee from competing in any manner with the Company or the Business in the activities that have heretofore been carried on by the Company or its affiliates. The obligations set forth in subsections (i) through (v) above shall apply to actions by Employee, through any form of ownership, and whether as principal, officer, director, agent, employee, employer, consultant, stockholder or holder of any equity security (beneficially or as trustee of any trust), lender, partner, joint venturer or in any other individual or representative or affiliated capacity whatsoever. However, none of the foregoing shall prevent Employee from being the holder of up to 5.0% in the aggregate of any class of securities of any corporation engaged in the activities described in subsection (i) through (v) above, provided that such securities are listed on a national securities exchange or reported on the Nasdaq National Market.

         10. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement, then the Company shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and the Company are made a party to the same third-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee shall not be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited negligence or performed criminal and fraudulent acts which damage the business of the Company.

         11. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

         12. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding, this Agreement shall be binding upon, inure to the benefit

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of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

         13. COMPLETE AGREEMENT. This Agreement is not a promise of future employment. Employee has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         14. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         To the Company:            F.Y.I. Incorporated
                                    3232 McKinney Avenue
                                    Suite 900
                                    Dallas, Texas 75204
                                    Attn: Margot T. Lebenberg, Esq.

         To Employee:               David Byerley
                                    885 Shenton Road
                                    West Chester, PA 19380

Notice shall be deemed given and effective three (3) days after the deposit in the United States mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 14.

         15. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         16. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee

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was terminated without disability or good cause, as defined in paragraphs 4(b)
and 4(c), respectively, or that the Company has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs of any arbitration proceeding shall be borne by the party or parties not prevailing in such proceeding as determined by the arbitrators.

         17. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Texas.

         18. COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         19. ATTORNEYS' FEES. In the event of any litigation or arbitration arising under or in connection with this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees as determined by the court or arbitration panel, as the case may be. Each party to this Agreement represents and warrants that it has been represented by counsel in the negotiation and execution of this Agreement, including without limitation the provisions set forth in this paragraph 19.

         20. CHANGE IN CONTROL.

         (a) Employee understands and acknowledges that the Company may be merged or consolidated with or into another entity.

         (b) In the event of a pending Change in Control wherein the Employee has not received written notice at least fifteen (15) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, such Change in Control shall be deemed to be a termination of this Agreement by the Company and the amount of the lump-sum severance payment due to Employee shall be two (2) times Employee's annual salary immediately prior to Change in Control and the non-competition provisions of paragraph 9 shall not apply whatsoever. Payment shall be made either at closing of the transaction if notice served at least five (5) days before closing or within ten (10) days of Employee's written notice.

         (c) In any Change in Control situation in which Employee has received written notice from the successor to the Company that such pending successor is willing to assume the Company's obligations hereunder or Employee receives notice after the Change in Control that Employee is being terminated, Employee may nonetheless, at his sole discretion, elect to terminate this Agreement by providing written notice to the Company at any time prior to closing of the transaction and up to one (1) year after the closing of the transaction giving rise to the Change in Control. In such case, the amount of the lump-sum severance payment due to Employee shall be two (2) times Employee's annual salary immediately prior to the Change in

                                                                         Page 9
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Control and the non-competition provisions of paragraph 9 shall all apply.
Payment shall be made either at closing if notice is served at least five (5) days before closing or within ten (10) days of written notice by Employee.

         (d) For purposes of applying paragraph 4 under the circumstances described in (b) and (c) above, the effective date of termination will be the later of the closing date of the transaction giving rise to the Change in Control or Employee's notice as described above, and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by the Company at such time. Further, Employee will be given sufficient time in order to comply with the Securities and Exchange Commission's regulations to elect whether to exercise and sell all or any of his vested options to purchase Common Stock of the Company, including any options with accelerated vesting under the provisions of the Company's 1995 Stock Option Plan, as amended or any warrants, such that he may convert the options or warrants to shares of Common Stock of the Company at or prior to the closing of the transaction giving rise to the Change in Control, if he so desires.

         (e)      A "Change in Control" shall be deemed to have occurred if:

                  (i) any person, other than the Company or an employee benefit plan of the Company, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding voting securities of the Company;

                  (ii) the individuals (A) who, as of the effective date of the Company's registration statement with respect to its initial public offering, constitute the Board of Directors of the Company (the "Original Directors") or (B) who thereafter are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election) or (C) who are elected to the Board of Directors of the Company and whose election, or nomination for election, to the Board of Directors of the Company was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election), cease for any reason to constitute a majority of the members of the Board of Directors of the Company;

                  (iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such

                                                                         Page 10
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         transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                  (iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e., 50% or more of the total assets of the Company (including the Company's subsidiaries)).

         (f) Employee must be notified in writing by the Company at any time that the Company or any member of its Board anticipates that a Change in Control may take place.

         (g) If any portion of the severance benefits, Change in Control benefits or any other payment under this Agreement, or under any other agreement with, or plan of the Company, including but not limited to stock options, warrants and other long-term incentives (in the aggregate "Total Payments") would be subject to the excise tax imposed by Section 4999 of the Code, as amended (or any similar tax that may hereafter be imposed) or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled under this paragraph to an additional amount (the "Gross-Up Payment") such that after payment by Employee of all of Employee's applicable Federal, state and local taxes, including any Excise Tax, imposed upon such additional amount, Employee will retain an amount equal to the Excise Tax imposed on the Total Payments.

         For purposes of this paragraph Employee's applicable Federal, state and local taxes shall be computed at the maximum marginal rates, taking into account the effect of any loss of personal exemptions resulting from receipt of the Gross-Up Payment.

         All determinations required to be made under this Agreement, including whether a Gross-Up Payment is required under this paragraph, and the assumptions to be used in determining the Gross-Up Payment, shall be made by the Company's current independent accounting firm, or such other firm as the Company may designate in writing prior to a Change in Control (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and Employee within twenty business days of the receipt of notice from Employee that there will likely be a Change in Control, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the party effecting the Change in Control or is otherwise unavailable, Employee may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm with respect to such determinations described above shall be borne solely by the Company.

         Employee agrees (unless requested otherwise by the Company) to use reasonable efforts to contest in good faith any subsequent determination by the Internal Revenue Service that Employee owes an amount of Excise Tax greater than the amount determined pursuant to this paragraph; PROVIDED, that Employee shall be entitled to reimbursement by the Company of all fees and expenses reasonably incurred by Employee in contesting such determination. In the

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

event the Internal Revenue Service or any court of competent jurisdiction determines that Employee owes an amount of Excise Tax that is either greater than the amount previously taken into account and paid under this Agreement, the Company shall promptly pay to Employee the amount of such shortfall. In the case of any payment that the Company is required to make to Employee pursuant to the preceding sentence (a "Later Payment"), the Company shall also pay to Employee an additional amount such that after payment by Employee of all of Employee's applicable Federal, state and local taxes, including any interest and penalties assessed by any taxing authority, on such additional amount, Employee will retain an amount equal to the total of Employee's applicable Federal, state and local taxes, including any interest and penalties assessed by any taxing authority, arising due to the Later Payment.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  F.Y.I. INCORPORATED

                                  By: /s/ Ed H. Bowman, Jr.
                                     ------------------------------------------
                                  Ed H. Bowman, Jr.

                                  EMPLOYEE:

                                  /s/ David Byerley
                                  ---------------------------------------------
                                  DAVID BYERLEY


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